EXHIBIT 4.1

                         FORM OF STOCK OPTION AGREEMENT


                  AGREEMENT, made as of the ___ day of _________, 199_ among WINSTAR COMMUNICATIONS, INC. ("WCII"), a Delaware corporation (the "Company"), ______________ (the "Employee").

                  WHEREAS, _________________ is a wholly-owned subsidiary of the Company; and

                  WHEREAS, on ______________, 199_ (the "Grant Date"), the Board of Directors of the Company (the "Board") authorized the grant to the Employee of an option (the "Option") to purchase an aggregate of ________ shares of the authorized but unissued Common Stock of the Company, $.01 par value (the "Common Stock"), conditioned upon the Employee's acceptance thereof upon the terms and conditions set forth in this Agreement; and

                  WHEREAS, the Employee desires to acquire the Option on the terms and conditions set forth in this Agreement;

                  IT IS AGREED:

                  1. Grant of Stock Option. The Company hereby grants to the Employee the Option to purchase all or any part of an aggregate of ______ shares of the Common Stock (the "Option Shares") on the terms and conditions set forth herein.

                  2. Non-qualified Stock Option. The Option represented hereby is a non-qualified stock option, not intended to qualify under any section of the Internal Revenue Code of 1986, as amended, and is not granted under any plan, including the Company's 1992 or 1995 Performance Equity Plans ("Plan"). Certain terms used herein, however, are defined in the Plan.

                  3. Exercise Price. The exercise price of the Option shall be $______ per share, subject to adjustment as hereinafter provided.

                  4. Exercisability. This Option shall vest and become exercisable as follows: (i) Options to purchase ______% of the Option Shares shall be exercisable on and after ______________, (ii) Options to purchase an additional ________% of the Option Shares shall be exercisable on and after ______________ and (iii) Options to purchase the remaining ________% of the Option Shares shall be exercisable on and after ______________. After a portion of the Option becomes exercisable, it shall remain exercisable except as otherwise provided herein, until the close of business on ______________ (the "Exercise Period").

                  5.  Effect of Termination of Employment.

                      5.1 Termination Due to Death. If Employee's employment by the Company terminates by reason of death, the Option shall become fully vested and exercisable and may thereafter be exercised by the legal representative of the estate or by the legatee of the Employee under the will of the Employee, for a period of one year from the date of such death or until the expiration of the Exercise Period, whichever period is shorter.

                      5.2 Termination Due to Disability. If Employee's employment by the Company terminates by reason of Disability (as such term is defined in the Plan), the Option shall become fully vested and exercisable and may thereafter be exercised by the Employee for a period of one year from the date of such termination or until the expiration of the Exercise Period, whichever period is shorter.



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                      5.3   Termination Without Cause and/or  Due to Retirement.
If Employee's employment is terminated by the Company without cause or due to Normal Retirement (as such term is defined in the Plan), then the portion of the Option which has vested by the date of termination of employment may be exercised for a period of three months from termination of employment or until the expiration of the Exercise Period, whichever is shorter. The portion of the Option not yet exercisable on the date of termination of employment shall immediately expire.

                      5.4   Other Termination.

                            (a)  If Employee's employment is terminated for  any
reason other than (i) Death, (ii) Disability, (iii) Normal Retirement, or (iv) Without cause by the Company, the Option shall expire on the date of termination.

                            (b)  The Committee (as such term is defined  in  the
Plan) may, in the event the Employee's employment is terminated for cause, annul the Option and, in such event, may require the Employee to return to the Company the economic value of any Option Shares purchased hereunder by the Employee within the six month period prior to the date of termination. In such event, the Employee hereby agrees to remit to the Company, in cash, an amount equal to the difference between the Fair Market Value of the Option Shares on the date of termination (or the sales price of such Shares if the Option Shares were sold during such six month period) and the Exercise Price of such Shares.

                      5.5 Competing With the Company. In the event that, within 18 months after the date of termination of Employee's employment with the Company, Employee accepts employment with any competitor of, or otherwise competes with, the Company, the Committee, in its sole discretion, may require such Employee to return to the Company the economic value of any Option Shares purchased hereunder by the Employee within the six month period prior to the date of termination. In such event, Employee agrees to remit the economic value to the Company in accordance with Section 5.4(b).

                  6. Withholding Tax. Not later than the date as of which an amount first becomes includible in the gross income of the Employee for Federal income tax purposes with respect to the Option, the Employee shall pay to the Company, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state and local taxes of any kind required by law to be withheld or paid with respect to such amount. The obligations of the Company under the Plan and pursuant to this Agreement shall be conditional upon such payment or arrangements with the Company and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the Employee from the Company.

                  7. Adjustment. In the event of any merger, reorganization, consolidation, recapitalization, dividend (other than cash dividend), stock split, reverse stock split, or other change in corporate structure affecting the number of issued shares of Common Stock, the Company shall proportionally adjust the number of and kind of Option Shares and the exercise price of the Option in order to prevent the dilution or enlargement of the Employee's proportionate interest in the Company and his rights hereunder, provided that the number of Option Shares shall always be a whole number.

                  8.  Method of Exercise.

                      8.1 Notice to the Company. The Option shall be exercised in whole or in part by written notice directed to the Company at its principal place of business accompanied by full payment as hereinafter provided of the exercise price for the number of Option Shares specified in the notice.

                      8.2 Delivery of Option Shares. The Company shall deliver a certificate for the Option Shares to the Employee as soon as practicable after payment therefor.


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                      8.3  Payment of Purchase Price

                           8.3.1   Cash Payment.  The  Employee  shall  pay  the
purchase price in cash or by wire transfer, certified or bank check or personal check, in each case payable to the order of WinStar Communications, Inc.; the Company shall not be required to deliver certificates for Option Shares until the Company has confirmed the receipt of good and available funds in payment of the purchase price thereof.

                           8.3.2. Payment Price of Withholding Tax. Any required
withholding tax must be paid in cash.

                  9. Nonassignability. The Option shall not be assignable or transferable except by will or by the laws of descent and distribution in the event of the death of the Employee. No transfer of the Option by the Employee by will or by the laws of descent and distribution shall be effective to bind the Company unless the Company shall have been furnished with written notice thereof and a copy of the will and such other evidence as the Company may deem necessary to establish the validity of the transfer and the acceptance by the transferee or transferees of the terms and conditions of the Option.

                  10. Company Representations. The Company hereby represents and warrants to the Employee that:

                      (i) the Company, by appropriate and all required action, is duly authorized to enter into this Agreement and consummate all of the transactions contemplated hereunder; and

                      (ii) the Option Shares, when issued and delivered by the Company to the Employee in accordance with the terms and conditions hereof, will be duly and validly issued and fully paid and non-assessable.

                  11. Employee Representations. The Employee hereby represents and warrants to the Company that:

                           (i) he is acquiring the Option and shall acquire the Option Shares for his own account and not with a view towards the distribution thereof;

                           (ii) he has received a copy of all reports and documents required to be filed by the Company with the Commission pursuant to the Exchange Act within the last 24 months and all reports issued by the Company to its stockholders;

                           (iii) he understands that he must bear the economic risk of the investment in the Option Shares, which cannot be sold by him unless they are registered under the Securities Act of 1933 (the "1933 Act") or an exemption therefrom is available thereunder and that the Company is under no obligation to register the Option Shares for sale under the 1933 Act;

                           (iv) the Employee understands that the Company may use the proceeds derived from the exercise of his option to make investments in, acquire, make loans to, or otherwise enter into business arrangements with, companies which are not involved in the telecommunications business. Specifically, the Company may contribute such proceeds to WinStar New Media Company, Inc. and its other subsidiaries which acquire, produce and distribute information and entertainment content;

                           (v) in his position with the Company, he has had both the opportunity to ask questions and receive answers from the officers and directors of the Company and all persons acting on its behalf concerning the terms and conditions of the offer made hereunder and to obtain any additional information to the extent the Company possesses or may possess such information or can acquire it without unreasonable effort or expense necessary to verify the accuracy of the information obtained pursuant to clause (ii) above;


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                           (vi) he is aware that the  Company  shall  place stop
         transfer orders with its transfer agent against the transfer of the Option Shares in the absence of registration under the 1933 Act or an exemption therefrom as provided herein; and

                           (vii) the certificates evidencing the Option Shares shall bear the following legends:

                           "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933. The shares may not be sold or transferred in the absence of such registration or an exemption therefrom under said Act."

                           "The shares represented by this certificate have been acquired pursuant to a Stock Option Agreement, dated as of ______________, a copy of which is on file with the Company, and may not be transferred, pledged or disposed of except in accordance with the terms and conditions thereof."

                  12. Restriction on Transfer of Option Shares. Anything in this Agreement to the contrary notwithstanding, the Employee hereby agrees that he shall not sell, transfer by any means or otherwise dispose of the Option Shares acquired by him without registration under the 1933 Act, or in the event that they are not so registered, unless (i) an exemption from the 1933 Act registration requirements is available thereunder, and (ii) the Employee has furnished the Company with notice of such proposed transfer and the Company's legal counsel, in its reasonable opinion, shall deem such proposed transfer to be so exempt.

                  13.      Miscellaneous.

                           13.1     Notices.  All notices, requests, deliveries,
payments, demands and other communications which are required or permitted to be given under this Agreement shall be in writing and shall be either delivered personally or sent by registered or certified mail, or by private courier, return receipt requested, postage prepaid to the parties at their respective addresses set forth herein, or to such other address as either shall have specified by notice in writing to the other. Notice shall be deemed duly given hereunder when delivered or mailed as provided herein.

                           13.2     Change  of  Control.  If  (i) any  person or
entity other than the Company and/or any officer, director or principal stockholder (i.e., a holder (beneficially or of record) of more than ten percent of the Company's voting stock) of the Company as of the date hereof acquire securities of the Company (in one or more transactions) having 25% or more of the total voting power of all the Company's securities then outstanding and (ii) the Board of Directors of the Company does not authorize or otherwise approve such acquisition, then the option vesting period hereunder shall be accelerated, the Option will immediately and entirely vest, and the Employee will have the right to immediately purchase all Option Shares on the terms set forth in this Agreement.

                           13.3     Stockholder Rights.  The Employee  shall not
have any of the rights of a stockholder with respect to the Option Shares until such shares have been issued after the due exercise of the Option.

                           13.4     Waiver.  The waiver by any party hereto of a
breach of any provision of this Agreement shall not operate or be construed as a waiver of any other or subsequent breach.

                           13.5     Entire Agreement. This Agreement constitutes
the entire agreement between the parties with respect to the subject matter hereof. This Agreement may not be amended except by writing executed by the Employee and the Company.

                           13.6     Binding  Effect; Successors.  This Agreement
shall inure to the benefit of and be binding upon the parties hereto and, to the extent not prohibited herein, their respective heirs, successors, assigns, and representatives. Nothing in this Agreement, expressed or implied, is intended to confer on any person other than the parties hereto and as provided above, their respective heirs, successors, assigns and representatives any rights, remedies, obligations or liabilities.

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                           13.7     Governing  Law.   This  Agreement  shall  be
governed by and construed in accordance with the laws of the State of New York (without regard to choice of law provisions).

                           13.8     Headings.  The headings contained herein are
for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

                  IN WITNESS WHEREOF, the parties hereto have signed this Agreement as of the day and year first above written.

WINSTAR COMMUNICATIONS, INC.              Address:
                                          230 Park Avenue, 31st Floor
                                          New York, NY  10169


By: ---------------------------           ---------------------------
     Fredric E. von Stange                Date Signed
     Executive Vice President


EMPLOYEE:                                 Address:

-------------------------------           --------------------------
Name:
SS#:                                      --------------------------


                                          --------------------------
                                          Date Signed


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